UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2010

Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
(Address of principal executive offices)		(Zip Code)

408-451-9400
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Exhibit Index
Exhibit 10.1

Item 1.01.	Entry into a Material Definitive Agreement.

(a)           On September 29, 2008, Bell Microproducts Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”), among the Company, and certain of the Company’s U.S. and Canadian subsidiaries, on the one hand, and Wachovia Capital Finance Corporation (Western) (“Wachovia”) in its capacity as administrative agent for the Lenders, and Wachovia, Bank of America, N.A., The CIT Group/Business Credit, Inc. (“CIT”), and Wells Fargo Foothill, LLC (“Foothill”), on the other hand.  On February 3, 2010, the parties to the Amended Loan Agreement entered into a Third Amendment to the Amended Loan Agreement (the “Third Amendment”).  Among other things, the Third Amendment recognizes the Company’s request to remove CIT as a lender under the facility and the assignment of Foothill’s interest to Wachovia, as well as sets the total loan commitment under the facility at $153 million and increases availability by $7.5 million.  The balance owed under the Amended Loan Agreement as of December 31, 2009 was approximately $69.6 million.

The foregoing is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1                      Third Amendment to Amended and Restated Loan Security Agreement dated February 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
February 4, 2010	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No	Description
10.1	Third Amendment to Amended and Restated Loan Security Agreement dated February 3, 2010